                 MERCANTILE BANCORPORATION INC.
              SAVINGS AND INCENTIVE PLAN AND TRUST

               Financial Statements and Schedules

                   December 31, 1994 and 1993

           (With Independent Auditors' Report Thereon)

                 MERCANTILE BANCORPORATION INC.
              SAVINGS AND INCENTIVE PLAN AND TRUST

               Table of Contents and Definitions





Table of Contents:
   Independent Auditors' Report

   Statement of Assets Available for Plan Benefits, December 31, 1994

   Statement of Assets Available for Plan Benefits, December 31, 1993

   Statement of Changes in Assets Available for Plan Benefits, Year ended
      December 31, 1994

   Statement of Changes in Assets Available for Plan Benefits, Year ended
      December 31, 1993

   Notes to Financial Statements, December 31, 1994 and 1993

                                                                            Schedule
                                                                            --------

   Item 27a:
      Schedule of Assets Held for Investment, December 31, 1994                 1

      Schedule of Assets Which Were Both Acquired and Disposed of
         Within the Plan Year                                                  <F*>

   Item 27b - Schedule of Loans or Fixed Income Obligations in Default         <F*>

   Item 27c - Schedule of Leases in Default or Classified as Uncollectible     <F*>

   Item 27d - Schedule of (5%) Reportable Transactions, Year ended
      December 31, 1994                                                         2

   Item 27e - Schedule of Non-Exempt Transactions With Parties-in-interest     <F*>

   <F*> The Trustee has certified that there were no assets acquired and disposed of by the Plan within the year ended December 31, 1994 which require separate disclosure, no non-exempt transactions with parties-in-interest during the year ended December 31, 1994, and no obligations or leases in default at
          December 31, 1994.


Definitions:
   Plan                -  Mercantile Bancorporation Inc. Savings and Incentive
                          Plan and Trust

   Plan Administrator  -  Mercantile Employee Benefits Committee

   Trustee             -  Mercantile Bank of St. Louis N.A.

   ERISA               -  Employee Retirement Income Security Act of 1974

                        Independent Auditors' Report
                        ----------------------------

Mercantile Employee Benefits Committee
Mercantile Bancorporation Inc.
   Savings and Incentive Plan and Trust:

We have audited the statements of assets available for plan benefits of the Mercantile Bancorporation Inc. Savings and Incentive Plan and Trust (the
Plan) as of December 31, 1994 and 1993, and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits as of December 31, 1994 and 1993, and the changes in assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information included in Schedules 1 and 2 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of changes in assets available for plan benefits is presented for purposes of additional analysis rather than to present the changes in assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.






June 16, 1995                                          s/KPMG Peat Marwick LLP

                                                   MERCANTILE BANCORPORATION INC.
                                                SAVINGS AND INCENTIVE PLAN AND TRUST

                                          Statement of Assets Available for Plan Benefits

                                                         December 31, 1994




                                                                     Participant-Directed Funds
                                                --------------------------------------------------------------------
                                                                Growth &     Government        Money        Emerging
                                                Balanced         Income      & Corporate       Market        Growth
                                                  Fund            Fund        Bond Fund         Fund          Fund
                                                --------        --------     -----------       ------       --------
Total non-interest-bearing cash              $     55,422        81,918         21,537         68,768        25,966

Receivables:
   Employer contributions                           -              -             -              -             -
   Income                                           1,019            834        29,231         44,594           318
                                               ----------     ----------     ---------      ---------     ---------
    Total receivables                               1,019            834        29,231         44,594           318
                                               ----------     ----------     ---------      ---------     ---------

General investments:
   Interest-bearing cash (including money
     market funds)                              1,808,201        877,111       394,852      8,606,164         -
   Certificates of deposit                          -              -             -            326,113         -
   Loans to participants                            -              -             -              -             -
   Value of interest in registered investment
     companies                                 14,205,136     17,574,333     4,777,049          -         3,601,119
   Other                                            -              -             -              -             -
                                               ----------     ----------     ---------      ---------     ---------
    Total general investments                  16,013,337     18,451,444     5,171,901      8,932,277     3,601,119
                                               ----------     ----------     ---------      ---------     ---------
    Total non-interest-bearing cash,
       receivables, and general
       investments                             16,069,778     18,534,196     5,222,669      9,045,639     3,627,403

Employer-related investments - employer
   securities                                       -              -             -              -             -
                                               ----------     ----------     ---------      ---------     ---------
    Assets available for plan benefits       $ 16,069,778     18,534,196     5,222,669      9,045,639     3,627,403
                                               ==========     ==========     =========      =========     =========


                                                  Non-Par-
                                                 ticipant-
                                                  Directed
                                                   Funds        Total
                                                 ---------      -----
Total non-interest-bearing cash                    69,900        323,511

Receivables:
   Employer contributions                       6,685,671      6,685,671
   Income                                         330,448        406,444
                                               ----------     ----------
    Total receivables                           7,016,119      7,092,115
                                               ----------     ----------

General investments:
   Interest-bearing cash (including money
     market funds)                                207,001     11,893,329
   Certificates of deposit                          -            326,113
   Loans to participants                        3,287,533      3,287,533
   Value of interest in registered investment
     companies                                      -         40,157,637
   Other                                           11,028         11,028
                                               ----------     ----------
    Total general investments                   3,505,562     55,675,640
                                               ----------     ----------
    Total non-interest-bearing cash,
       receivables, and general
       investments                             10,591,581     63,091,266

Employer-related investments - employer
   securities                                  36,726,313     36,726,313
                                               ----------     ----------
    Assets available for plan benefits         47,317,894     99,817,579
                                               ==========     ==========


See accompanying notes to financial statements.

                                                   MERCANTILE BANCORPORATION INC.
                                                SAVINGS AND INCENTIVE PLAN AND TRUST

                                          Statement of Assets Available for Plan Benefits

                                                         December 31, 1993




                                                                               Participant-Directed Funds
                                                                ------------------------------------------------------
                                                                Diver-                                       Short
                                                                sified          Equity       Long-Term     Term Money
                                                                 Fund            Fund        Bond Fund     Market Fund
                                                                ------          ------       ---------     -----------
Total non-interest-bearing cash                             $      -              -             -              -

Receivables:
   Employer contributions                                          -              -             -              -
   Participant contributions                                       8,262         12,621         3,677          1,610
   Income                                                         37,554          1,728        24,570         41,361
                                                              ----------     ----------     ---------      ---------
    Total receivables                                             45,816         14,349        28,247         42,971
                                                              ----------     ----------     ---------      ---------

General investments:
   Interest-bearing cash (including money
     market funds)                                               477,352        601,096       188,654      5,648,363
   Certificates of deposit                                         -              -             -            432,750
   U.S. government securities                                      -              -             -            297,519
   Corporate debt instruments - all other                          -              -             -          1,306,505
   Loans to participants                                           -              -             -              -
   Value of interest in registered investment
     companies                                                16,074,540     16,299,083     4,703,258          -
   Other                                                           9,778          -             -              -
                                                              ----------     ----------     ---------      ---------
    Total general investments                                 16,561,670     16,900,179     4,891,912      7,685,137
                                                              ----------     ----------     ---------      ---------
    Total non-interest-bearing cash,
       receivables, and general
       investments                                            16,607,486     16,914,528     4,920,159      7,728,108

Employer-related investments - employer
   securities                                                      -              -             -              -
                                                              ----------     ----------     ---------      ---------
    Assets available for plan benefits                      $ 16,607,486     16,914,528     4,920,159      7,728,108
                                                              ==========     ==========     =========      =========



                                                              Non-Par-
                                                              ticipant-
                                                              Directed
                                                                Funds        Total
                                                              ---------      -----
Total non-interest-bearing cash                                   28,866       28,866

Receivables:
   Employer contributions                                      6,140,097    6,140,097
   Participant contributions                                       -           26,170
   Income                                                        232,145      337,358
                                                              ----------   ----------
    Total receivables                                          6,372,242    6,503,625
                                                              ----------   ----------

General investments:
   Interest-bearing cash (including money
     market funds)                                               775,500    7,690,965
   Certificates of deposit                                         -          432,750
   U.S. government securities                                      -          297,519
   Corporate debt instruments - all other                          -        1,306,505
   Loans to participants                                       2,316,424    2,316,424
   Value of interest in registered investment
     companies                                                     -       37,076,881
   Other                                                           1,863       11,641
                                                              ----------   ----------
    Total general investments                                  3,093,787   49,132,685
                                                              ----------   ----------
    Total non-interest-bearing cash,
       receivables, and general
       investments                                             9,494,895   55,665,176

Employer-related investments - employer
   securities                                                 28,092,343   28,092,343
                                                              ----------   ----------
    Assets available for plan benefits                        37,587,238   83,757,519
                                                              ==========   ==========


See accompanying notes to financial statements.


                                                  MERCANTILE BANCORPORATION INC.
                                                SAVINGS AND INCENTIVE PLAN AND TRUST

                                     Statement of Changes in Assets Available for Plan Benefits

                                                    Year ended December 31, 1994



                                                                     Participant-Directed Funds
                                                -------------------------------------------------------------------
                                                               Growth &     Government        Money        Emerging
                                                Balanced        Income      & Corporate       Market        Growth
                                                  Fund           Fund        Bond Fund         Fund          Fund
                                                --------       --------     -----------       ------       --------

Income:
  Contributions - received or receivable
   from:
     Employers                               $      -              -             -              -             -
     Participants                               1,487,613      2,142,213       691,322        695,601     1,007,435
                                               ----------     ----------     ---------      ---------     ---------
         Total contributions                    1,487,613      2,142,213       691,322        695,601     1,007,435
                                               ----------     ----------     ---------      ---------     ---------
   Earnings on investments:
     Interest:
       Interest-bearing cash (including
         money market funds)                        2,653          3,456         1,442        265,034         2,638
       Certificates of deposit                      -              -             -             22,418         -
       U.S. Government securities                   -              -             -              7,036         -
       Corporate debt instruments                   -              -             -             26,176         -
                                               ----------     ----------     ---------      ---------     ---------
         Total interest                             2,653          3,456         1,442        320,664         2,638
                                               ----------     ----------     ---------      ---------     ---------
     Dividends - common stock                       -              -             -              -             -
   Realized gain (loss) on sale of assets:
     Aggregate proceeds                         5,542,568      4,360,540     3,046,717      5,849,473     3,860,201
     Aggregate carrying amount                 (5,542,568)    (4,360,540)   (3,046,717)    (5,870,733)   (3,860,201)
                                               ----------     ----------     ---------      ---------     ---------
         Total realized gain
            (loss) on sale of assets                -              -             -            (21,260)        -
                                               ----------     ----------     ---------      ---------     ---------
   Unrealized appreciation (depreciation)
     of assets                                      -              -             -              2,736         -
   Net investment gain (loss) from registered
     investment companies                        (362,783)       (79,750)     (137,455)          -          156,119
   Other income                                     1,745          7,371           624         (6,759)           54
                                               ----------     ----------     ---------      ---------     ---------
         Total income                           1,129,228      2,073,290       555,933        990,982     1,166,246
                                               ----------     ----------     ---------      ---------     ---------
Expenses:
   Administrative                                   -              -             -              -             -
   Benefit payment and payments to provide
     benefits directly to participants or
     beneficiaries                              1,383,617      1,352,993       546,367      1,847,253       227,086
                                               ----------     ----------     ---------      ---------     ---------
         Total expenses                         1,383,617      1,352,993       546,367      1,847,253       227,086
                                               ----------     ----------     ---------      ---------     ---------
         Net income (loss)                       (254,389)       720,297         9,566       (856,271)      939,160
Transfers to the Plan                           1,036,906      1,293,766       882,612      2,628,243       884,123
Interfund transfers, net                       (1,320,225)      (394,395)     (589,668)      (454,441)    1,804,120
Assets available for plan benefits:
   Beginning of year                           16,607,486     16,914,528     4,920,159      7,728,108         -
                                               ----------     ----------     ---------      ---------     ---------
   End of year                               $ 16,069,778     18,534,196     5,222,669      9,045,639     3,627,403
                                               ==========     ==========     =========      =========     =========

                                                   Non-Par-
                                                   ticipant-
                                                   Directed
                                                     Funds         Total
                                                   ---------       -----
Income:
  Contributions - received or receivable from:
     Employers                                     7,906,492      7,906,492
     Participants                                      -          6,024,184
                                                  ----------     ----------
         Total contributions                       7,906,492     13,930,676
                                                  ----------     ----------
   Earnings on investments:
     Interest:
       Interest-bearing cash (including money
         market funds)                                29,769        304,992
       Certificates of deposit                         -             22,418
       U.S. Government securities                      -              7,036
       Corporate debt instruments                      -             26,176
                                                  ----------     ----------
         Total interest                               29,769        360,622
                                                  ----------     ----------
     Dividends - common stock                      1,276,389      1,276,389
   Realized gain (loss) on sale of assets:
     Aggregate proceeds                           35,693,041     58,352,540
     Aggregate carrying amount                   (34,949,212)   (57,629,971)
                                                 -----------    -----------
         Total realized gain
            (loss) on sale of assets                 743,829        722,569
                                                  ----------     ----------
   Unrealized appreciation (depreciation)
     of assets                                       (82,652)       (79,916)
   Net investment gain (loss) from registered
     investment companies                              -           (423,869)
   Other income                                       12,743         15,778
                                                  ----------     ----------
         Total income                              9,886,570     15,802,249
                                                  ----------     ----------
Expenses:
   Administrative                                     56,388         56,388
   Benefit payment and payments to provide
     benefits directly to participants or
     beneficiaries                                 3,677,883      9,035,199
                                                  ----------     ----------
         Total expenses                            3,734,271      9,091,587
                                                  ----------     ----------
         Net income (loss)                         6,152,299      6,710,662
Transfers to the Plan                              2,623,748      9,349,398
Interfund transfers, net                             954,609          -
Assets available for plan benefits:
   Beginning of year                              37,587,238     83,757,519
                                                  ----------     ----------
   End of year                                    47,317,894     99,817,579
                                                  ==========     ==========

See accompanying notes to financial statements.


                                                   MERCANTILE BANCORPORATION INC.
                                                SAVINGS AND INCENTIVE PLAN AND TRUST

                                     Statement of Changes in Assets Available for Plan Benefits

                                                    Year ended December 31, 1993



                                                                               Participant-Directed Funds
                                                                ------------------------------------------------------
                                                                Diver-                                     Short
                                                                sified        Equity       Long-Term     Term Money
                                                                 Fund          Fund        Bond Fund     Market Fund
                                                                ------        ------       ---------     -----------

Income:
   Contributions - received or receivable from:
     Employers                                              $      -             -              -             -
     Participants                                              1,313,375     1,944,045        574,400       435,186
                                                              ----------    ----------      ---------    ----------
         Total contributions                                   1,313,375     1,944,045        574,400       435,186
                                                              ----------    ----------      ---------    ----------
   Earnings on investments:
     Interest:
       Interest-bearing cash (including money
         market funds)                                            20,512        18,800          4,975       112,290
       Certificates of deposit                                     -             -              -            12,976
       U.S. government securities                                  -             -              -            29,826
       Corporate debt instruments                                  -             -              -            67,231
                                                              ----------    -----------     ---------    ----------
         Total interest                                           20,512        18,800          4,975       222,323
                                                              ----------    ----------      ---------    ----------
     Dividends - common stock                                      -             -              -             -
   Realized gain (loss) on sale of assets:
     Aggregate proceeds                                        3,049,197     6,320,787      1,207,266    17,849,731
     Aggregate carrying amount                                (3,049,197)   (6,320,787)    (1,207,266)  (17,879,593)
                                                              ----------    ----------      ---------    ----------
         Total realized loss on sale of assets                     -             -              -           (29,862)
                                                              ----------    ----------      ---------    -----------
   Unrealized depreciation of assets                               -             -              -            (4,429)
   Net investment gain from registered investment
     companies                                                 1,245,339     1,280,257        366,786         -
   Other income                                                      197         2,770             73        10,197
                                                              ----------    ----------      ---------    ----------
         Total income                                          2,579,423     3,245,872        946,234       633,415
Expenses - benefit payment and payments to provide
   benefits directly to participants or beneficiaries            512,850       798,634        233,983       179,444
                                                              ----------    ----------      ---------    ----------
         Net income                                            2,066,573     2,447,238        712,251       453,971
Transfers to the Plan                                          1,626,747     1,503,742        556,167     3,068,596
Interfund transfers, net                                        (250,815)      583,223       (428,006)     (588,787)
Assets available for plan benefits:
   Beginning of year                                          13,164,981    12,380,325      4,079,747     4,794,328
                                                              ----------    ----------      ---------    ----------
   End of year                                              $ 16,607,486    16,914,528      4,920,159     7,728,108
                                                              ==========    ==========      =========    ==========


                                                                Non-Par-
                                                                ticipant-
                                                                Directed
                                                                 Funds          Total
                                                                ---------       -----
Income:
   Contributions - received or receivable from:
     Employers                                                 6,919,553      6,919,553
     Participants                                                  -          4,267,006
                                                              ----------     ----------
         Total contributions                                   6,919,553     11,186,559
                                                              ----------     ----------
   Earnings on investments:
     Interest:
       Interest-bearing cash (including money
         market funds)                                             8,236        164,813
       Certificates of deposit                                     -             12,976
       U.S. government securities                                  -             29,826
       Corporate debt instruments                                  -             67,231
                                                              ----------     ----------
         Total interest                                            8,236        274,846
                                                              ----------     ----------
     Dividends - common stock                                    692,889        692,889
   Realized gain (loss) on sale of assets:
     Aggregate proceeds                                        7,598,137     36,025,118
     Aggregate carrying amount                                (7,629,354)   (36,086,197)
                                                              ----------     ----------
         Total realized loss on sale of assets                   (31,217)       (61,079)
                                                              ----------     ----------
   Unrealized depreciation of assets                          (2,526,490)    (2,530,919)
   Net investment gain from registered investment
     companies                                                     -          2,892,382
   Other income                                                    4,045         17,282
                                                              ----------     ----------
         Total income                                          5,067,016     12,471,960
Expenses - benefit payment and payments to provide
   benefits directly to participants or beneficiaries          1,521,296      3,246,207
                                                              ----------     ----------
         Net income                                            3,545,720      9,225,753
Transfers to the Plan                                         11,327,445     18,082,697
Interfund transfers, net                                         684,385          -
Assets available for plan benefits:
   Beginning of year                                          22,029,688     56,449,069
                                                              ----------     ----------
   End of year                                                37,587,238     83,757,519
                                                              ==========     ==========


See accompanying notes to financial statements.


                       MERCANTILE BANCORPORATION INC.
                    SAVINGS AND INCENTIVE PLAN AND TRUST

                       Notes to Financial Statements

                         December 31, 1994 and 1993

(1) Description of the Plan
    -----------------------
    The following description of the Plan provides only general information.
      Interested parties should refer to the plan agreement for a more complete description of the Plan's provisions.

    General
    -------
    The Plan, which was adopted in 1969, is a defined contribution plan which covers all employees of Mercantile Bancorporation Inc. and subsidiaries (Mercantile) who have completed one year of service. The Plan is subject to the provisions of ERISA and structured to incorporate the provisions available under Section 401(k) of the Internal Revenue Code, which allows member and sponsor contributions to be excluded from federal and state income taxation within certain prescribed limits. The Plan Administrator, appointed by the Board of Directors, manages and directs the operation of the Plan.

    Contributions
    -------------
    Participants may contribute 2% to 10% of their annual compensation and may elect to have their contribution invested in the following separate investment funds within the Plan (effective January 1, 1994, Mercantile changed the fund names as indicated below):

         . Balanced Fund (previously the Diversified Fund) which can invest in fixed-income securities and equity securities;

         . Growth & Income Fund (previously the Equity Fund), which invests primarily in broadly diversified equity securities;

         .   Government & Corporate Bond Fund (previously the Long-Term Bond
             Fund), which invests primarily in debt obligations with maturity dates of one year or more;

         . Money Market Fund (previously the Short-Term Money Market Fund), which invests primarily in fixed income obligations with maturity dates of less than one year;

         . Emerging Growth Fund, a new fund offered beginning January 1, 1994, which invests in common stocks of emerging or established small-to-medium-sized companies.

    Mercantile's contribution has both a matching and incentive component.
      As a matching component, Mercantile contributes 25% of a participant's contribution not to exceed 6% of the participant's compensation. Mercantile's incentive contribution is based on a formula using a return-on-assets ratio. Incentive contributions cannot exceed 5% of the total compensation paid to participants during a plan year. Both the matching and the incentive contributions are invested in Mercantile Bancorporation Inc. common stock.

                                                           (Continued)

                       MERCANTILE BANCORPORATION INC.
                    SAVINGS AND INCENTIVE PLAN AND TRUST

                       Notes to Financial Statements


    Participant Accounts
    --------------------
    Each participant account is credited with the participant's contribution and an allocation of employer contributions and plan earnings.

    Non-Participant-Directed Funds
    ------------------------------
    Included in non-participant-directed funds are a Loan Fund, Stock Fund, and Suspense Fund. The Loan Fund allows participating employees to borrow money, within specified limits, in the form of interest-bearing promissory notes from the Plan to be repaid over a period not to exceed five years for general loans or 10 years for mortgage loans. The Stock Fund holds the investments in Mercantile Bancorporation Inc. common stock. Participant withdrawals are paid from the Suspense Fund which receives cash from the various funds as payments are approved.

    Vesting
    -------
    Participants are fully vested in their account balances.

    Benefit Payments
    ----------------
    Upon termination of employment, participants shall be paid the balance of their account in a lump sum or installments in accordance with plan provisions over a period not to exceed 10 years.

(2) Summary of Significant Accounting Policies
    ------------------------------------------

    Basis of Accounting
    -------------------
    The accompanying financial statements have been prepared on an accrual basis and present the assets available for plan benefits and changes in those assets.

    Valuation of Investments
    ------------------------
    Marketable securities are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the plan year. Investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices.

    For certain investments, consisting of corporate bonds and notes that do not have an established fair value, the Trustee has established a fair value based on yields currently available on comparable securities issued with similar credit ratings.

    Interest-bearing cash represents certificates of deposit and units of participation in the Arch Money Market Portfolio Trust Shares and Cash Assets Trust Money Market. The fair value of units of the Arch Money Market Portfolio Trust Shares is the value on the last business day of the year provided by The Winsbury Company, the administrator of the Arch Fund Inc. The fair value of the units of participation in the Cash Assets Trust Money Market Shares is based on the redemptive value of the units as provided by the fund administrator, Hawaiian Trust Company Limited.

                                                           (Continued)

                       MERCANTILE BANCORPORATION INC.
                    SAVINGS AND INCENTIVE PLAN AND TRUST

                       Notes to Financial Statements


    Investment Transactions
    -----------------------
    Investment transactions are accounted for on the trade date (date the order to buy or sell is executed). The realized gains or losses on investments are determined principally using the average cost of the individual security issue as a basis. Average cost is based on the market value of the security at the beginning of the year and the acquisition cost of any purchases made during the year.

    Costs of Plan Administration
    ----------------------------
    Fees and expenses incurred by the Trustee and the Plan's management in the administration of the Plan are paid by Mercantile and from plan assets. Expenses solely attributable to the investment of plan funds shall be paid by plan assets.

    Reclassifications
    -----------------
    Certain reclassifications have been made to the 1993 financial statement amounts to conform to the 1994 presentation.

(3) Investments
    -----------
    Except for contracts held by an insurance company, the Plan's investments are maintained in a trust fund managed by the Trustee on behalf of the Plan. During 1994 and 1993, the Plan's investments, exclusive of investments in collective investment trust funds and registered investment companies, appreciated (depreciated) in fair value as follows:

                                                                          Net appreciation
                                                                       (depreciation) in fair
                                                                          value during year
                                                                          -----------------
                                                                    Realized              Unrealized
                                                                    --------              ----------
    Year ended December 31, 1994:
       Notes, bonds, and debentures                               $ (21,260)                   2,736
       Common stocks                                                743,829                  (82,652)
                                                                   --------                ---------
                                                                  $ 722,569                  (79,916)
                                                                   ========                =========
    Year ended December 31, 1993:
       U.S. government agency securities                          $  (7,032)                   9,055
       Notes, bonds, and debentures                                 (22,830)                 (13,484)
       Common stocks                                                (31,217)              (2,526,490)
                                                                   --------                ---------
                                                                  $ (61,079)              (2,530,919)
                                                                   ========                =========

    The following table presents the fair values of investments that represent
      5% or more of the Plan's assets as of December 31, 1994 and 1993:

                                                                      1994                     1993
                                                                      ----                     ----

      Arch Money Market Portfolio Trust Shares                    $ 11,893,329               7,578,094
      Arch Emerging Growth Portfolio                                 3,601,119                   -
      Arch Government and Bond Portfolio                             4,777,049              11,726,152
      Arch Balanced Portfolio                                       14,205,136                   -
      Arch Growth and Income Equity Portfolio                       17,574,333              25,350,729
      Mercantile Bancorporation Inc. Common Stock                   36,726,313              28,092,343
                                                                    ==========              ==========

                                                           (Continued)

                       MERCANTILE BANCORPORATION INC.
                    SAVINGS AND INCENTIVE PLAN AND TRUST

                       Notes to Financial Statements



(4) Summary of Assets Available for Plan Benefits
    ---------------------------------------------

    Assets available for plan benefits are comprised of the following:

                                                                     1994                    1993
                                                                     ----                    ----
    Assets available for benefit claims
       currently payable:
         Balanced Fund                                          $    232,648                  82,807
         Growth & Income Fund                                         87,461                 138,425
         Government & Corporate Bond Fund                             14,058                 105,395
         Money Market Fund                                           139,533                 949,274
         Emerging Growth Fund                                          5,968                   -
         Non-Participant-Directed Funds                            1,073,910                 475,274
                                                                  ----------              ----------
                                                                   1,553,578               1,751,175
                                                                  ----------              ----------
    Assets available for future benefit
       claims:
         Balanced Fund                                            15,837,130              16,524,679
         Growth & Income Fund                                     18,446,735              16,776,103
         Government & Corporate Bond Fund                          5,208,611               4,814,764
         Money Market Fund                                         8,906,106               6,778,834
         Emerging Growth Fund                                      3,621,435                   -
         Non-Participant-Directed Funds                           46,243,984              37,111,964
                                                                  ----------              ----------
                                                                  98,264,001              82,006,344
                                                                  ----------              ----------
            Assets available for plan benefits                  $ 99,817,579              83,757,519
                                                                  ==========              ==========

    For regulatory reporting under Form 5500, benefit claims currently payable are categorized as a liability with a corresponding reduction of assets available for plan benefits.

(5) Transfers to the Plan
    ---------------------
    During 1994, Mercantile acquired Mt. Vernon Bancorp, Inc, United Postal
      Bancorp, Inc., and Metro Bancorporation. In connection with these acquisitions, Mt. Vernon Bancorp Inc. Profit Sharing and Thrift
      (Mt. Vernon Plan) merged into the Plan effective January 1, 1994. The fair value of the Mt. Vernon Plan assets transferred to the Plan was $1,066,302. The United Postal Savings Investment Plan (United Postal
      Plan) and the Metro Bancorporation Thrift Plan (Metro Plan) were merged into the Plan effective July 1, 1994. The fair value of the United Postal Plan's and Metro Plan's assets transferred to the Plan were $4,600,074 and $3,683,022, respectively. All assets transferred into the Plan are reflected within transfers to the Plan.

(6) Income Tax Status
    -----------------
    The Internal Revenue Service (IRS) issued a determination letter on August 14, 1986 which stated that the Plan and its underlying trust qualify under the applicable provisions of the Internal Revenue Code and, therefore, are exempt from federal income taxes. The Plan and its underlying trust have been amended to conform with current tax law changes. The current amended plan document has not been submitted to the IRS for a letter of determination to confirm that the Plan continues to qualify as exempt from

                                                           (Continued)

                       MERCANTILE BANCORPORATION INC.
                    SAVINGS AND INCENTIVE PLAN AND TRUST

                       Notes to Financial Statements


      federal income taxes. In the opinion of the Plan's management and the Plan's qualified tax advisor, the Plan and its underlying trust have operated within the terms of the plan documents and remain qualified under the applicable provisions of the Internal Revenue Code.

(7) Plan Termination
    ----------------
    While Mercantile has not expressed any intent to terminate the Plan or discontinue contributions, it may do so at any time, subject to the provision set forth in ERISA. Upon a complete or partial termination of the Plan, any participant who is then an employee would become 100% vested in all amounts held in the Trust.

(8) Subsequent Events
    -----------------
    On January 3, 1995, Mercantile completed a merger with Wedge Bank
      (Wedge), an Alton, Illinois-based bank. In connection with the merger, the Wedge Group of Community Banks 401K Plan (Wedge Plan) merged into the Plan effective July 1, 1995. The fair value of the Wedge Plan's assets was approximately $2,100,000 (unaudited) at December 31, 1994.

    In May 1995, Mercantile completed a merger with Central Mortgage
      Bancshares, Inc. headquartered in Kansas City, Missouri. In connection with the merger, the Central Mortgage Bancshares, Inc. Employee Stock Ownership Plan's (Central Mortgage Plan) cash and stock will transfer into the Plan on July 1, 1995 and September 30, 1995, respectively. The fair value of the Central Mortgage Plan's assets was approximately $10,000,000 (unaudited) at December 31, 1994.

    In May 1995, TCBankshares, Inc. merged with Mercantile. The anticipated date of the merging of TCBankshares, Inc. 401K Profit Sharing Plan (TCBankshares Plan) into the Plan is January 1, 1996. The fair value of TCBankshares Plan's assets was approximately $1,800,000 (unaudited) at May 31, 1995.

    In January 1995, Mercantile announced plans to acquire Plains Spirit
      Financial Corporation, with completion of the merger anticipated by July 1995. In connection with the merger, the First Federal Savings
      Bank of Iowa Retirement Savings Plan (Plains Spirit Plan) is estimated to merge into the Plan on January 1, 1996. The fair value of the Plains Spirit Plan's assets was approximately $4,150,000 (unaudited) at June 30, 1995.

    In January 1995, Mercantile announced plans to acquire Southwest
      Bancshares, with completion of the merger anticipated by August 1995. The Southwest Bancshares, Inc. 401(k) Plan (Southwest Plan) is estimated to merge into the Plan on January 1, 1996. The fair value of the Southwest Plan's assets was approximately $700,000 (unaudited) at June 30, 1995.

    Effective January 1, 1995, the Plan Administrator approved the change in the Plan name from the Savings and Incentive Plan to the Horizon Plan. In addition, Mercantile approved an increase in the employer contribution match from 25% to 50%, changed the return on assets requirements for an incentive contribution (referred to as a discretionary match), required employee contributions to be eligible for the discretionary match, and allowed employees to contribute to the stock fund.

                                                                     Schedule 1
                                                                     ----------

                                                   MERCANTILE BANCORPORATION INC.
                                                SAVINGS AND INCENTIVE PLAN AND TRUST

                                               Schedule of Assets Held for Investment

                                                         December 31, 1994


   Principal                                                                                                  Current
    amount                 Description                                                  Cost                   Value
   ---------               -----------                                                  ----                  -------

                           Cash equivalents:
   $ 11,893,329               Arch Money Market Portfolio Trust Shares<F**>         $ 11,893,329             11,893,329<F*>
        326,113               Certificates of deposit                                    326,113                326,113
   ============                                                                       ----------             ----------
                                                                                      12,219,442             12,219,442
                                                                                      ----------             ----------
                           Loans to participants - general purpose
                              and residential loans (interest rates
                              range from 7-1/2% to 10%)                                3,287,533              3,287,533

    Units
    -----

                           Registered investment companies:
        320,955               Arch Emerging Growth Portfolio<F**>                      3,711,085              3,601,119<F*>
        494,007               Arch Government and Bond Portfolio<F**>                  5,065,597              4,777,049<F*>
      1,484,340               Arch Balanced Portfolio<F**>                            14,987,927             14,205,136<F*>
      1,400,345               Arch Growth and Income Equity Portfolio<F**>            18,926,229             17,574,333<F*>
   ============                                                                       ----------             ----------
                                                                                      42,690,838             40,157,637
                                                                                      ----------             ----------

     Shares
     ------

                           Employer-related companies -
      1,175,242               Mercantile Bancorporation Inc.                          25,338,440             36,726,313<F*>
   ============               Common Stock<F**>

                           Corporate stocks -
          69.00               Common Equitable Companies Inc.<F**>                           621                  1,250
   ============

   Units
   ------
                           Miscellaneous assets -
            4.0               Equitable Life Insurance                                     9,778                  9,778
  =============                                                                       ----------             ----------

                               Total assets held for investment                     $ 83,546,652             92,401,953
                                                                                      ==========             ==========


<F*>  Represents an investment which exceeds 5% or greater of assets available for plan benefits.

<F**> Represents allowable party-in-interest transactions.

See accompanying independent auditors' report.

                                                                     Schedule 2
                                                                     ----------

                                                   MERCANTILE BANCORPORATION INC.
                                                SAVINGS AND INCENTIVE PLAN AND TRUST

                                                      Reportable Transactions

                                                    Year ended December 31, 1994



                                                                   Number                     Number
                                                                     of                         of
    Identity of                                                    trans-       Purchase      trans-        Selling
  party involved             Description of transaction            actions        price       actions        price
  ---------------            ---------------------------           -------      --------      -------       -------
Arch Money Market            Purchases and sales of units
   Portfolio Trust              of the Arch Money Market
   Shares                       Portfolio Trust Shares<F*>           859      $ 40,582,076      675       $ 34,836,142

Mercantile Bancorpora-       Purchases and sales of shares
   tion Inc.                    of Mercantile Bancorporation
                                Inc. common stock<F*>                 11         7,301,206       -               -

Arch Balanced Portfolio      Purchases and sales of shares
                                of the Arch Balanced
                                Portfolio shares<F*>                  21        18,393,237       12          3,255,000

Arch Emerging Growth         Purchases and sales of units
   Portfolio                    of the Arch Emerging Growth
                                Portfolio<F*>                         25         3,876,290        6            170,000

Arch Government and Bond     Purchases and sales of units
   Portfolio                    of the Arch Government and Bond
                                Portfolio<F*>                         27         1,593,328       11          8,203,217

Arch Growth and Income       Purchases and sales of units
   Equity Portfolio             of the Arch Growth and Income
                                Equity Portfolio<F*>                  21         3,376,382       10         10,618,552
                                                                     ===        ==========      ===         ==========


                                                                               Expense                   Current
                                                                               incurred                  value on      Net
                                                                                 with        Cost         trans-       gain
     Identity of                                                   Lease        trans-        of          action        or
   party involved            Description of transaction            rental       action      assets         date       (loss)
   --------------            ---------------------------           ------      --------     ------       --------     ------

Arch Money Market            Purchases and sales of units
   Portfolio Trust              of the Arch Money Market
   Shares                       Portfolio Trust Shares<F*>           -             -      34,836,142    34,836,142       -

Mercantile Bancorpora-       Purchases and sales of shares
   tion Inc.                    of Mercantile Bancorporation
                                Inc. common stock<F*>                -           6,876         -             -           -

Arch Balanced Portfolio      Purchases and sales of shares
                                of the Arch Balanced
                                Portfolio shares<F*>                 -             -       3,405,311     3,255,000   (150,311)

Arch Emerging Growth         Purchases and sales of units
   Portfolio                    of the Arch Emerging Growth
                                Portfolio<F*>                        -             -         165,205       170,000      4,795

Arch Government and Bond     Purchases and sales of units
   Portfolio                    of the Arch Government and Bond
                                Portfolio<F*>                        -             -       8,233,718     8,203,217    (30,501)

Arch Growth and Income       Purchases and sales of units
   Equity Portfolio             of the Arch Growth and Income
                                Equity Portfolio<F*>                 -             -      10,609,443    10,618,552      9,109
                                                                    ===          =====    ==========    ==========  =========

Note:  Schedule includes individually reportable transactions.

<F*> Represents allowable party-in-interest transactions.

See accompanying independent auditors' report.